PIER CAPITAL LLC INSTITUTIONAL EQUITY MANAGEMENT
Code of Ethics

PIER CAPITAL LLC INSTITUTIONAL EQUITY MANAGEMENT
Code of Ethics Index

1.

Standards of Conduct and Compliance with Laws

2.

Protection of Material Non-public Information

-

Prohibiting Against Trading On or Tipping Inside Information

-

Confidentiality

3.

Personal Trading Policy

-

Approval Process for Personal Trading in Equities

-

Approval Process for Personal Trading in Fixed Income

-

IPO and Private Placements Policy

-

Reviewing Personal Trading

4.

Conflicts of Interests

-

Outside Activities and Investments

-

Finder's Fees and Financial Relationships

-

Gifts, Gratuities and Entertainment

-

Authority to Act on Behalf of Pier Capital LLC

-

Political Contributions and Activities

-

Regulatory Matters

-

Books and Records

-

Foreign Corrupt Practices Act

5.

Reporting Violations

Chapter 1
Standards of Conduct and Compliance with Laws

Pier Capital LLC  has a specific Code of Ethics, which applies to all of its employees.  It summarizes the Company's philosophy regarding important issues as they relate to the purchase or sale of securities.  Specifically:

1.

No partner, officer or other employee of the Company shall knowingly compete, or aid or advise any person, firm or corporation in competing, with the Company in any way, or engage in any activity in which his/her personal interests in any manner conflict, or might conflict, with those of the Company.

2.

No partner, officer or other employee of the Company shall accept or request, directly or indirectly, any favor or thing of value from any person, firm, or non-affiliated corporation negotiating, contracting or in any way dealing with the Company or likely to negotiate, contract or deal with the Company, if such favor or thing of value is such as might influence him or her in negotiating, contracting, dealing with such person, firm or corporation; and any partner, officer or other employee who is offered any such favor or thing of value, directly or indirectly by any such person, firm or corporation shall immediately report such offer to the Compliance Officers of the Company, or its President, for communication to the Partners.

3.

No partner, officer or other employee of the Company shall, directly or indirectly, give any favor or thing of value to or engage in the entertainment of any person, firm or non-affiliated corporation, negotiating, contracting, or in any way dealing with the Company, except as may be consistent with generally acceptable ethical standards and accepted business practices and not in violation of any applicable law.

4.

No partner, officer or other employee shall participate on behalf of the Company in any negotiations or dealing of any sort with any person, firm or non-affiliated corporation in which he/she has an interest, whether through a personal relationship which is more than mere acquaintance, or through stockholding or otherwise, except an ordinary investment not sufficient to in any way affect his/her judgment, conduct, or attitude in the matter, or give him/her a personal interest therein.

5.

No partner, officer or other employee shall receive, in addition to his/her regular salary, fees or other compensation as fixed by the managing partner, any money or thing of value, directly or indirectly, or through any substantial interest in any non-affiliated corporation or business of any sort, or through any personal relationship, for negotiating, procuring, recommending, or aiding in any purchase, sale or rental of property or to any loan made by or to the Company or for endeavoring so to do; nor shall he/she have any pecuniary or other personal interest, directly or indirectly, or through any other non-affiliated corporation or business or through any personal relationship, in or with respect to any such purchase, sale, rental or loan.  Except as provided by law, the forgoing shall not prohibit any partner from receiving his/her normal share of the usual commission earnings of a stock exchange or other brokerage firm of which he/she is a partner nor shall it prohibit the Company from making payments to a partner for services rendered to the Company so long as such services are not in violation of any applicable law.

6.

No partner, officer or other employee shall seek to utilize his/her position with the Company to influence the price of securities purchased or sold for his/her personal account.

7.

Any partner, officer or other employee shall conduct himself/herself in such a manner that transactions for the Company's clients have priority over transactions in securities of which he/she is a beneficial owner, and so that transactions in securities in which he/she has such beneficial ownership do not operate adversely to their interests.

8.

Prior to purchasing or selling for his/her own account, or for the accounts of family members or associates, all equity related securities or other securities in which the Company has, or is considering opening a position, any officer or employee of the Company shall obtain advance confirmation from the Company's Chief Investment Officer (or his alternate) that the Company is not in the process of buying or selling such securities for its clients' portfolios.  Such confirmation will be valid for the day of approval only, after which a new confirmation must be obtained.  After completing such trade, an email confirmation to "mytrade@piercap.com" should be sent as soon as possible, but no later than the end of the day of the trade.

If such confirmation cannot be obtained, the personal transaction will need to be postponed until such time confirmation is obtained that the Company's transactions have been completed.

9.

No partner, officer or other employee of the Company shall, without proper authority, give or release to anyone not employed by the Company, or to another employee who has no need for the information, data or information of a confidential nature concerning the Company without proper authorization to do so.

10.

No partner, officer or other employee of the Company may use any material inside information – concerning the Company or concerning any other corporation or business about which material inside information has been obtained – in purchasing or selling any securities.  The Company's policy regarding insider information and confidentiality is spelled out in detail in the Section entitled "Prohibiting Against Trading on or Tipping Inside Information," the content of which all Company personnel is obliged to observe.

11.

The following procedure is hereby established for the enforcement of the foregoing Code of Ethics:

A copy of this Code of Ethics shall be delivered to each partner, officer and other employee of the Company.  Within thirty days after January 1st annually, each partner, officer and employee of the Company shall certify in writing to the Compliance Officers (example document below):

(a)

Whether or not he is in compliance with the requirements of this Code of Ethics; and

(b)

Whether or not there is any interest, affiliation or activity, of any sort, on the part of such partner, officer or other employee, which conflicts or which such person believes is likely to conflict with his or her official duties.

Anything in the above to the contrary notwithstanding, an annual certification shall not be required from an employee who is not an officer provided that such employee is then in compliance with this Code of Ethics.

Employees' Broker Account List & Code of Ethics Acknowledgement

I hereby confirm that the following list of accounts is a complete list of all accounts my family members and I use, or can use, for investing in individual securities.

Financial Institution:	Account Number:

* Please add omitted applicable account(s) and/or cross out account(s) that have been closed indicating the date of closure.

I have read and understood the company's Code of Ethics.  I am in compliance with the requirements of the Code of Ethics and I have no interest, affiliation or activity, of any sort, that conflicts with Firms' Code of Ethics.

Employee Name:	XXXXXXXXXX

Employee Signature:

Date:

This document is distributed to all employees annually to update Pier's records and verify that Compliance is receiving duplicate monthly statements.

Chapter 2
Protection of Material Non-public Information

Prohibiting Against Trading on or Tipping Inside Information

In 1988, Congress enacted legislation expanding liability for insider trading and "tipping" inside information.  This is an extremely important matter and the Company urges you to read the following with care.

The federal securities laws generally prohibit the use of material inside information by any person in purchasing or selling securities, as well as the communication of such information to any other person for such use.  Material information is any information that a reasonable investor would consider important in determining whether to buy, sell or hold securities.  Inside information is information that has not been effectively disseminated to the investing public.

It is the policy of the Company that material inside information concerning the Company, as well as any other corporation or business about which personnel of the Company obtain material inside information, may not, directly or indirectly, be used by any Company personnel in purchasing or selling any securities.  It is also the policy of the Company that all inside information concerning the Company – or, for that matter, any other corporation or business – which is obtained by Company personnel in the course of their employment may not be communicated to any other person (including relatives, friends or business associates and regardless of the purpose for which such communication may be made), except to the extent necessary to perform work for the Company.

A determination as to whether information is material or whether it is inside information depends on all of the related facts and circumstances.  Information that you should consider material includes, but is not limited to, dividend changes, earnings estimates, changes in previously related earnings estimates, significant merger, acquisition or divestiture proposals or agreements, major litigation, significant product news and extraordinary management developments.  In addition, it should be emphasized that material information does not have to relate to a company's business; information about the contents of a forthcoming publication in the financial press that is expected to affect the market price of a security could well be material.

Confidentiality

All internal information concerning the Company and any other corporation or business about which Company personnel may obtain information in the course of their employment must be kept strictly confidential and should not be discussed with any person inside or outside of the Company except to the extent necessary to perform work for the Company, nor should such information be discussed with any person within the Company under circumstances where it could be overheard.  Written information should be appropriately safeguarded and should not be left where it may be seen by persons not entitled to the information.  The unauthorized disclosure of such information could result in serious consequences to the Company, whether or not such disclosure is made for the purpose of facilitating improper trading.

In addition to other circumstances in which it may be applicable, this confidentiality policy must be strictly adhered to in responding to inquiries about the Company that may be made by the press, financial analysts or other members of the financial community.  It is important that a duly designated officer make responses to any such inquiries on behalf of the Company.  Accordingly, Company personnel should not respond to such inquiries unless expressly authorized to do so.

We expect all Company personnel to abide by the foregoing policies and procedures.  Again, it should be emphasized that any violation may result in serious legal difficulties and may also constitute grounds for disciplinary action, including termination of employment.  Any questions concerning the policies and procedures set forth in this memorandum, as well as any inquiries that may be made about the Company by persons outside of the Company, should be directed to Jan Parsons.  You should not try to resolve any uncertainties on your own.

Chapter 3
Personal Trading Policy

This policy applies to personal trades made by employees of Pier Capital LLC  (Pier).  Our intention is to ensure that employees will not benefit from knowledge of Pier's trading on behalf of its clients (by trading ahead of clients), or in any way profit from situations where our clients should have benefited.  Nor should an employee provide any other person with such knowledge.

Since Pier Capital LLC  and Hillswick Asset Management LLC  (successors to SEB Asset Management America, Inc) have an agreement to share administrative services and office space, it is necessary to consider both Pier's and Hillswick's investment portfolios as they relate to any employee trading.  Thus approval for trading equities will be directed to Pier, and fixed income securities to Hillswick.

Employees are required to have duplicates of monthly account statements forwarded directly from their brokers to the Compliance Officer at Pier.  Statements are required for all immediate family members (wife/husband, any under-age children and/or anyone living with the employee).

For all personal trades in individual securities (or derivatives of such securities) prior approval must be received from the person(s) designated in this policy.  Personal trades in open-ended Mutual funds, direct obligations of the U.S. government, Money Market funds and instruments, and Unit Investment Trusts do not require prior approval.  However, transactions in ETFs, Indices, and the Dunham Small Cap Growth Funds must be reported.  In addition, any private placement transactions/limited offerings, including those in Pier's Commingled Small Cap Growth Fund, must receive pre-clearance.

Personal trading in a security on the same day as Pier is executing trades in the security for client's portfolio is NOT allowed.  The exception to this rule is if Pier's rules require the employee to sell such security (see below).

Rules for trading approval:

•

If Pier's client portfolios do not own the security,

-

sells will be approved,

-

if Pier isn't currently considering purchasing the stock, approval for purchases will be given.

If Pier decides to purchase the security within 3 months of the employee purchase:

If the employee has owned the shares less than 3 months (from date of initial purchase), then the employee must sell his/her personal holdings prior to Pier entering their order to purchase (sales may be made same day, although prior, to Pier purchasing).  If the shares are not sold prior to client's purchase, then personal sales may not occur until either Pier has sold all its shares, or 6 months, whichever comes first.  If shares have been owned longer than 3 months, future trades will be treated as "If Pier owns the security".

•

If Pier owns the security,

-

If Pier isn't currently considering trading the stock, approval will be given.

If there is any question as to whether an executed personal trade might be in violation of these rules, we would expect that individual to reverse his/her trade before Pier trades (even if that trade occurs on the same day Pier trades).  Pier reserves the right to ask the employee to reverse any transaction it deems inappropriate, and expects the employee to follow such instructions, and accept any losses that might be incurred.

Furthermore, if any person involved in the research process (currently Co-presidents and analyst) requests approval to purchase a stock, they need to include in their request for approval, a brief commentary why such an investment is not being made for the fund.

If a person is deemed to have traded inappropriately, any profits (including losses avoided) from such a trade, will be donated to charity.  After a second offence/warning within 6 months, that person will be prohibited from personal trading for 3 months.  A third offence/warning will be grounds for dismissal.

Approval Process for Personal Trading in Equities

Personal equity trades shall be approved by Jan Parsons (JP), or Vinay Ved (VV) individually, or by Natalie Wright (NW), after consulting with JP or W, and are valid only on the day they are given.  The process will be as follows:

12.

The employee asks JP/W/NW for trading approval by sending an email containing such a request Every effort shall be made to grant or deny the request within 15 minutes.

13.

NW shall request clearance from VV or JP, verbally or in writing, and communicate a decision to the employee.  NW may grant approval without asking W or JP in the following cases:  securities Pier would not trade anyway, including stocks where the market cap is too small or too large (currently below $100m or above $20bn), closed-end mutual funds, ETFs, or similar such securities, as well as sales of securities Pier does not currently own.

14.

JP/VV/NW will immediately reply to the email sent by the employee confirming the approval (however, if communicated verbally, an email reply must occur within 48 hours).  If approval from NW, it must be noted if approval was rec'd from VV, JP or neither (if neither, she shall also indicate why she approved the trade).  This email should be sent immediately upon giving clearance to an employee, but in any case no later than 1 hour thereafter.

15.

The employee will then forward this email to mytrade@piercap.com with the actions he took and the date of such action.  Such e-mail must include a complete trade history (request for approval, approval of trade, and action taken), and should be completed on the day of the trade, or if this is not possible, at the latest within 14 days of the trade.

All emails to mytrade@piercap.com are automatically copied to NW and JP, and Kathy Mienko for compliance purposes.

Personal trades by NW need approval from either VV or JP.

Approval Process for Personal Trading in Fixed Income

Personal fixed income trades shall be approved by Anders Ekernas (AE), or his substitute and are valid only on the day they are given.  The process will be as follows:

16.

The employee asks AE for trading approval (electronically).

17.

AE will e-mail the employee (at their Pier email address) that he/she may place the personal trade.

18.

The employee will e-mail mytrade@hillswickasset.com as soon as possible after the trade has been executed, confirming if it was a buy or a sell and the ticker.  Such e-mail must include a complete trade history (requests for trade and approvals thereof).

These emails are automatically forwarded to Kathy Mienko for compliance purposes.

IPO and Private Placements Policy

All employees must receive pre-clearance for investments in IPOs and Private Placements.

Generally, participation in IPO's (initial public offerings prior to listing) is not allowed; however upon Pier management approval, exceptions can be made in cases of family at the issuing company.

Reviewing Personal Trading

The Securities and Exchange Commission requires that all investment advisors carefully review employees' personal trading.  Therefore, all employees, officers, and partners are required to provide a copy of all their monthly statements (not confirmations) directly to our offices to the attention of the Compliance Department (see sample letter below).

All employees' personal statements must include holdings and transactions and will be kept confidential.  If monthly statements are not available, employees must submit at least quarterly statements no later than 30 days after the end of each calendar quarter.

Employees' personal statements will be cross-referenced against transactions in the company's portfolio management system and with the established pre-clearance process.

Attn:  Compliance Department

To Whom It May Concern:

Please send duplicate copies of my monthly statements to my employer at the below address.

Please do not send my employer individual trade confirmations.

Attn:  Compliance Department

Pier Capital LLC

One Stamford Plaza

263 Tresser Blvd., 10th Floor

Stamford, CT  06901

My account information is:

Name:

Address:

Acct. No.:

If you have any questions, please call me at

Regards,

Chapter 4
Conflict of Interests

To maintain our clients' confidence in our integrity, it is important that our employees avoid activities, interests or relations that might interfere, or even appear to interfere, with our ability to act in the best interests of the firm and its clients.

In any area where there may be a conflict between the interests of the firm and those of a client, the client's interests must always come first.  Because it is impossible to describe every potential conflict, Pier Capital, LLC relies upon the commitment of its employees to exercise sound judgment, to seek advice when appropriate, and to adhere to the highest ethical standards in the conduct of our relationships with each other, the firm, its clients, and the public.

Outside Activities and Investments

Any time an employee performs duties or invests away from Pier Capital, LLC there is a potential risk to the firm and its clients.  Some activities or investments may conflict, or appear to conflict, with Pier Capital's interests, while others may carry the risk of confusing the public or our clients that Pier Capital, LLC is somehow involved in such an activity.  Moreover, various regulatory agencies/institutions require that employees of securities firms obtain prior permission from their employers for many outside activities and investments.

Therefore, as a rule, you may not engage in any outside activity or investments without prior written consent from the compliance department, unless such activities are stated to be exempt from reporting in our Code of Ethics policy.

Definition of Outside Activities and Investments

Outside activities and investments include:

-

Engaging in any business activities other then those on behalf of Pier Capital, LLC .

-

Being employed or compensated by any entity or person other than Pier Capital, LLC .

-

Serving as an officer, director, employee, or consultant for a business or organization or other entity, other than Pier Capital, LLC .

-

Investing in financial products, businesses, partnerships, or investment clubs, (other than securities described as exempted in our Personal Trading policy), or soliciting others to invest to in such securities.

Prohibited Outside Activities

Kindred Business:

As an employee of Pier Capital, LLC you are prohibited from becoming associated (whether compensated or otherwise) with any venture that is or plans to operate as "kindred business," such as investment advisor, investment company, hedge fund, broker-dealer, venture capital business, financial consulting business or any other business in any way involving securities or other financial products.  Such an association would create a conflict of interest and confusion for clients that no amount of disclosure, integrity, or honorable practice could relieve.

Selling Away:

As an employee of Pier Capital, LLC you are prohibited from soliciting anyone to purchase or participate in investments away from the firm, whether you are compensated for this activity or not.  These prohibited activities include the solicitation of clients, potential clients, Pier's employees or the public to invest in non-Pier Capital, LLC-sponsored financial products and/or services.

Finder's Fees and Financial Relationships

Rebates, Referral Fees and Finder's Fees

You may not, directly or indirectly, pay or receive any rebate, referral fee, finder's fee or any other sort of fee or compensation other than as permitted by Pier's normal compensation structure.  Notwithstanding this, there are a few narrow exceptions which require the prior written approval of one of the Managing Directors.

Financial Relationships with Clients

Entering into financial relationship with a client creates a direct conflict of interest between the interests of the client and those of the employee and is generally prohibited.  Any exceptions must be approved in writing in advance by one of the Managing Directors of Pier Capital, LLC .  Prohibited relationships may include, but are not limited to:

-

Extending credit or loans to clients.

-

Endorsing or guaranteeing loans to clients.

-

Acting as agent for a client in arranging a bank loan or for any other purpose.

-

Receiving loans or credit from clients, except in the ordinary course of the client's business.

-

Sharing, or agreeing to share, in the profits or losses of any client's account or any transaction effected therein.

-

Guaranteeing, or in any way representing that you or the firm will guarantee, a client against loss in any account or on any transaction.

-

Pooling funds with the client for investment purposes, except for the purposes of investing in Pier Capital's Commingled Small Cap Growth Fund or it's alike.

Gifts, Gratuities and Entertainment

To prevent the appearance of impropriety, conflict of interest or a quid pro quo arrangement, any employee of Pier Capital, LLC may not give or accept (directly or indirectly) gifts or gratuities to or from persons or entities outside of the firm, except in accordance with the firm's guidelines.

Giving Gifts or Gratuities

An employee may not give a gift or gratuity (including Pier Capital, LLC promotional merchandise) exceeding an aggregate of $100 (or foreign currency equivalent) per person, per year, directly or indirectly to any:

-

Client or individual associated with the client

-

Securities or financial institution

-

News or financial information media

-

Party where the payment or gratuity is related to the business of the recipient or his or her employer

Accepting Gifts or Gratuities

An employee may not solicit or encourage another to give him/her gifts or gratuities that are related, in any way, to his/her business activities on behalf of Pier Capital, LLC.  Employees may not represent or suggest that any service or business will be given in exchange for a gift or gratuity.

Employees generally may not accept gifts or gratuities reasonably valued at $100 (or foreign currency equivalent) or more (including vendor promotional merchandise), aggregated annually from any other person or entity that:

-

Does or seeks to do business with Pier Capital, LLC.

-

Gives the gift or gratuity because of employee's position with Pier Capital, LLC.

Should any employee receive a gift or gratuity under either of the above circumstances valued at $100 (or foreign currency equivalent) or more, either alone or aggregated annually, the employee must immediately report its receipt to the Compliance Department.

Business Meals and Entertainment

You may provide to, and accept from, persons outside of the firm customary and reasonable business meals and entertainment as long as both you and the other person(s) are present; these will not be included in the $100 (or foreign currency equivalent) per person, per year gift and gratuity limitations.

All non-meal entertainment events must be reported to and documented with the Compliance Department and must include information such as:  date, fair value/face value, parties involved.

Family and Social Relationships

Gifts given to or received from family members, friends and social acquaintances are permitted, provided the gifts are not related to the business of Pier Capital, LLC or employee's activities on behalf of Pier Capital, LLC.

Any gift for which reimbursement is sought from the firm is presumed to be related to the business of Pier Capital, LLC and subject to the rules described above.

Authority to Act on Behalf of Pier Capital, LLC

As an employee of Pier Capital LLC, you are prohibited from speaking for, representing, or obligating Pier Capital, LLC, contractually or otherwise, unless you are authorized to do so.  If you are acting in your personal capacity and there could be any doubt on the part of others about the capacity in which you are acting, you must make clear that you are not acting in a professional capacity or on behalf of Pier Capital, LLC.

Political Contributions and Activities

Political contributions and activities by Pier Capital, LLC and its employees are strictly regulated.  These policies and procedures are designed to avoid any conflicts of interests, assure full compliance with all applicable law and regulations and avoid the imposition of restrictions on the firms business.

Political Contributions and Solicitation

These policies apply to all employees who wish to make or solicit political contributions:

-

Neither Pier Capital, LLC's name, facilities, equipment or other resources (including computers, letterhead and employee services) may be used in connection with any political contribution or campaign activity without the prior written approval from the Compliance Department.

-

No political contribution may be made for the purpose of obtaining or retaining business, or unlawfully influencing an official decision.

-

Employees may not "bundle" political contributions by (1) collecting and forwarding contributions to campaigns or (2 providing stamped and addressed envelopes in which to send contributions.  Political contributions must be sent directly to the indented recipient and not through Pier Capital's employee.

-

Pier Capital, LLC may not reimburse or compensate employees in any way, and no employee may seek reimbursement or compensation from any other source, for individual political contributions.

-

Soliciting Pier's employees for political contributions requires prior written approval from the Compliance Department.

Contributions and Solicitations by Pier Capital, LLC

Corporate contributions to candidates for federal, state or local offices are prohibited.  Under certain limited circumstances, the Firm may contribute to political parties and ballot measures where no money is used in connection with any election.  Any such contributions require the prior written approval of the Chief Compliance Officer.

To request such approval, please submit a request for approval for Pier Capital, LLC contribution at least ten days prior to the proposed contribution.

Any employee political activity must receive prior approval from the Compliance Department.

Regulatory Matters

Regulatory and Legal Proceedings Involving Employees

Pier Capital, LLC is required to notify regulatory organizations and/or take other action when certain events occur regarding its employees.  Accordingly, all employees must notify the Compliance Department if they are:

-

The subject of an investigation (foreign or domestic) by any governmental agency, self-regulatory organization or financial, business or professional organization;

-

The defendant or respondent in any private, governmental or self-regulatory litigation or proceeding (foreign or domestic) related to securities industry activities or alleging violations of any securities rules or regulations, or of any agreement, rule or standard of conduct of any governmental agency, self-regulatory organization or financial, business or professional organization (collectively, "Securities Laws or Regulations");

-

Named in any written or verbal customer complaint alleging violation(s) of the Securities Laws or Regulations;

-

Denied registration, membership or continued membership in, or expelled, enjoined, directed to cease and desist, suspended or otherwise disciplined by, any (foreign or domestic) financial industry regulator or self-regulatory organization;

-

Associated in any business capacity with any person or entity that has been barred, suspended, expelled, or disqualified from the financial industry, had its registration denied or revoked, or was convicted of, or pleaded no contest to, any felony or misdemeanor;

-

Denied a bond, had a bond revoked by a bonding company, or had a claim paid out on a bond covering him/her;

-

Charged or arrested, arraigned, indicted, convicted of, plead guilty or no contest to, any criminal offence (other than minor traffic violations); or

-

Petitioning for bankruptcy protection, declared bankrupt, or the owner of 10% or more of a corporation that petitioned for bankruptcy or was declared bankrupt, or have unsatisfied judgments or liens against you.

Oral and Written Complaints

Any verbal or written statement that directly or indirectly alleges the mishandling of an account or transaction or improper conduct on the part of a Pier's employee must be immediately reported to the Compliance Department.  Any settlement must be pursued through the Firm's dispute resolution channels.  Under no circumstances may an employee attempt to settle complaints or disputes on his or her own.

Contact with Industry Regulators

Employees must immediately notify the Compliance Department in the event of an inquiry from a financial industry regulator whether via telephone, correspondence or personal visit.

Receipt of Legal Documents

On occasion, employees may be served with legal documents, such as subpoenas and regulatory requests, relating to securities or other industry-related activities.  Should an employee receive any such document, he/she must notify the Compliance Department immediately and forward the document(s) to the Compliance Department without any delay.

Retention of Outside Counsel

Employees may neither retain outside counsel on behalf of the Firm nor obligate the Firm to pay for the services of outside counsel that employee may retain or cause to be retained unless he/she have received prior approval from the Compliance Department.

Books and Records

Accurate and complete books and records are critical to the integrity and operation of our business and an important legal and regulatory obligation.  All employees must help to assure that the books and records of the Firm accurately and fairly reflect the activities of the Firm and that all transactions and dispositions of assets are recorded in reasonable detail.  No undisclosed or unrecorded fund or asset may be established or maintained for any purpose.  Employees are prohibited from making false or misleading entries in the Firm's books and records and from assisting others, including clients and counterparties, in creating false or misleading books or entries.

Federal securities regulations and other applicable rules and regulations specify minimum retention requirements relating to certain business records of financial institutions.  Employees should be familiar with the document retention requirements relating to their business activities.

No document that is subject to subpoena or other legal request for information may be altered or destroyed.

Any questions regarding documents retention requirements should be referred to the Compliance Department.

Signing On Behalf Of Another

In connection with employment with Pier Capital, LLC, all employees are prohibited from signing or initialing any document on behalf of a client, potential client or anyone else with whom Pier does or may do business, regardless of the employees intention, even when authorized by the other party or done for the other party's convenience.

Tax and/or Legal Advice

While employees may be sensitive to tax considerations in the course of doing business, they are prohibited from offering or providing tax or legal advice to clients (other than that which the Firm explicitly provides), even if an employee is an accountant or an attorney.  Clients must be instructed to seek the assistance of an attorney, tax professional or accountant of their own choosing.

Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act "FCPA" makes it a federal offence for any U.S. person or entity, directly, or indirectly, to pay any foreign government official to obtain or retain business.  The Firm requires its employees to comply with the FCPA, as well as applicable local laws, to avoid the appearance of impropriety or conflict of interest and to maintain the highest ethical standards of business conduct.

Any business activity with foreign government official(s) must receive prior approval from the Compliance Department.

Chapter 5
Reporting Violations

Under Rule 204A-1, any violations to the Code of Ethics require prompt reporting to the Chief Compliance Officer.  No employee will be reprimanded in any way for reporting such violations and no retaliation against an employee who reports a violation will be allowed.